QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to use of our report dated February 25, 2005 [except for notes 2 and 19 which are dated as of September 30, 2005], with respect to the consolidated financial statements of Aluma Enterprises Inc. included in the Registration Statement (Form S-1 No. 333-            ) and related Prospectus of Brand Energy & Infrastructure Services, Inc. for the registration of its common stock.

Toronto, Canada April 28, 2006.	/s/ Ernst & Young LLP Chartered Accountants

QuickLinks

Consent of Independent Auditors